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Exhibit 99.22

For Immediate Release

         Eurotech, Ltd. Intends To Move From Amex to OTC Bulletin Board

         FAIRFAX, Va.--(BUSINESS WIRE)--December 12, 2002--Eurotech, Ltd. (the "Company") (AMEX:EUO) announced today that on December 10, 2002, the Company received a written notice from the staff (the "Staff") of the American Stock Exchange (the "Exchange" or "Amex") indicating that the Staff had determined that the Company would not be able to regain compliance with the Exchange's continued listing standards by March 31, 2004, and that the Exchange intended to proceed with the filing of an application with the Securities and Exchange Commission ("SEC") to strike the Company's common stock from listing and registration on the Exchange if the Company did not appeal the Staff's determination by Tuesday, December 17, 2002.

         In its notice, the Staff cited as reasons for its determination (i) the Company's financial concerns, such as sustaining losses in the last three fiscal years, (ii) the listing of additional shares without due approval from the Exchange, (iii) the Company's failure to provide sufficient information to the Exchange and (iv) the Company's recent financing transactions which, the Staff contended, raise public interest concerns.

         The Company stated today that its Board of Directors voted this afternoon not to appeal the Staff's decision and to immediately commence efforts to cause the Company's common stock to trade on the OTC Bulletin Board. The Company is in the process of restructuring, including its recent announcement of a transaction with Markland Technologies, Inc.

         Don V. Hahnfeldt, the Company's President, stated "We regret Amex's decision, but our Board of Directors maintains a strong, positive belief in the prospects of Eurotech, and we hope to announce soon additional elements of our continuing efforts to restructure and position Eurotech for the future. We anticipate that trading of our common stock on the OTC Bulletin Board will begin next week and we will work closely with both Amex and the Bulletin Board to ensure the smoothest possible transition."

         About Eurotech, Ltd.

         Eurotech is a corporate asset manager seeking to acquire, integrate and optimize a diversified portfolio of manufacturing and service companies in various markets. Our mission is to build value in our emerging technologies and in the companies we acquire and own, providing each with the resources it needs to realize its strategic business potential.

         Eurotech's emerging technology business segment develops and markets chemical and electronic technologies designed for use in Homeland and Environmental Security. Following the closing of the previously announced exchange with Markland Technologies, Inc., the Homeland Security segment of the business shall be conducted through Markland.

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         Eurotech's portfolio of technologically advanced products includes: (i)
proprietary materials created to specifically solve the serious problems of how nuclear and other hazardous wastes are cost effectively contained; (ii) advanced performance materials for use in industrial products such as coatings and paints; (iii) automatic detection of explosives and illicit materials though its Markland Technologies subsidiary, and; (iv) cryptographic systems for secure communications, all of which can be used in Homeland and Environmental Security.

        "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

         Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of officials of the Company during presentations about the Company are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").

         Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions.

         In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management of the Company, are also forward-looking statements as defined by the Act.

         Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace; and disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about the Company, its technologies, economic and market factors and the industries in which the Company conducts business, among other things.

         These statements are not guarantees of future performance and the Company and the Company has no specific intention to update these statements. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.


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         CONTACT:
         Eurotech, Ltd.
         Dawn Van Zant, ECON Investor Relations, Inc.,
         800/665-0411
         dvanzant@investorideas.com